American Funds Mortgage Fund
One Market Street, Steuart Tower, Suite 2000
San Francisco, CA 94105-1409

Telephone (415) 421-9360
Fax (415) 393-7140

February 28, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$744
Class B	$0
Class C	$10
Class F1	$40
Class F2	$272
Total	$1,066
Class 529-A	$30
Class 529-B	$0
Class 529-C	$2
Class 529-E	$1
Class 529-F1	$6
Class R-1	$3
Class R-2	$3
Class R-3	$6
Class R-4	$6
Class R-5	$45
Class R-6	$1,727
Total	$1,829

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0361
Class B	$0.0042
Class C	$0.0032
Class F1	$0.0342
Class F2	$0.0466
Class 529-A	$0.0328
Class 529-B	$0.0021
Class 529-C	$0.0019
Class 529-E	$0.0178
Class 529-F1	$0.0413
Class R-1	$0.0114
Class R-2	$0.0104
Class R-3	$0.0282
Class R-4	$0.0377
Class R-5	$0.0494
Class R-6	$0.0519

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	20,513
Class B	133
Class C	3,037
Class F1	1,224
Class F2	5,732
Total	30,639
Class 529-A	1,045
Class 529-B	56
Class 529-C	873
Class 529-E	99
Class 529-F1	367
Class R-1	140
Class R-2	258
Class R-3	252
Class R-4	162
Class R-5	765
Class R-6	40,649
Total	44,666

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$10.13
Class B	$10.13
Class C	$10.13
Class F1	$10.13
Class F2	$10.13
Class 529-A	$10.13
Class 529-B	$10.13
Class 529-C	$10.13
Class 529-E	$10.13
Class 529-F1	$10.13
Class R-1	$10.13
Class R-2	$10.13
Class R-3	$10.13
Class R-4	$10.13
Class R-5	$10.13
Class R-6	$10.13